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Exhibit 99.1

CERTIFICATION OF 10-K REPORT

CARBON ENERGY CORPORATION

FOR THE YEAR ENDED DECEMBER 31, 2002

        The undersigned are the Chief Executive Officer and the Chief Financial Officer of Carbon Energy Corporation ("Carbon"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-K Report of Carbon for the year ended December 31, 2002.

        We certify that such 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K Report fairly presents, in all material respects, the financial condition and results of operations of Carbon.

        This Certification is executed as of September 15, 2003.

/s/ PATRICK R. MCDONALD Patrick R. McDonald President and Chief Executive Officer
/s/ KEVIN D. STRUZESKI Kevin D. Struzeski Treasurer and Chief Financial Officer

        This certification "accompanies" the 10-K Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the 10-K Report), irrespective of any general incorporation language contained in such filing.

        A signed original of this written statement required by Section 906 has been provided to Carbon Energy Corporation and will be retained by Carbon Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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CERTIFICATION OF 10-K REPORT CARBON ENERGY CORPORATION FOR THE YEAR ENDED DECEMBER 31, 2002